INDEPENDENT ACCOUNTANTS' CONSENT

The Partners
River City Broadcasting, L.P.:

We consent to the use our report dated February 23, 1996 incorporated herein by reference in Amendment No. 2 to the registration statement (No. 333-26427-02) on Form S-4 filed by Sinclair Broadcast Group, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG Peat Marwick LLP


St. Louis, Missouri
July 8, 1997